CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated

January 2, 2004 for the Blue Chip Investors Funds in this Post-Effective Amendment #3 to the Blue Chip Investor Funds’ Registration Statement on Form N-1A (file No. 811-10571), including the references to our firm under the heading “Financial Highlights” in the Fund’s Prospectus.

/s/ McCurdy & Associates

McCurdy & Associates CPA's, Inc.

Westlake, Ohio

April 29, 2004